                                                                     EXHIBIT 3.2

                           Certificate of Amendment
                                     to the
                          Certificate of Incorporation
                                       of
                               pcOrder.com, Inc.



(Pursuant to Section 242 of the General Corporation Law of the State of
Delaware)

          Christina C. Jones and James J. Luttenbacher, being the President and Secretary, respectively, of pcOrder,com, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation") do each hereby certify as follows:

         FIRST: Article Four of the Certificate of Incorporation of the Corporation (the "Certificate") be, and hereby is, amended in its entirety to read as follows:

                                  ARTICLE FOUR


     (A) Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is sixty million (60,000,000) shares, consisting of (i) consisting of thirty-seven million two hundred forty three thousand (37,243,000) shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock"), and twelve million seven hundred fifty-seven thousand (12,757,000) shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being hereinafter collectively referred to as the "Common Stock"), and (ii) ten million (10,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

     (B) Common Stock. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock of the Corporation:

          (i) Except as otherwise set forth in this Article Four, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects.

          (ii) Subject to the rights of holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to Class A Common Stock or with respect to Class B Common Stock (other than dividends or other distributions payable in shares of Common Stock), a like dividend or other distribution in cash or other property shall also be paid with respect to shares of the other class of Common Stock, in an amount equal per share. In the case of dividends or other distributions payable in Common Stock, including without limitation distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock, The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis, Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

          (iii) (a) At each meeting of the stockholders of the Corporation, each holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to eight (8) votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph
          (B)(v)(b) below, each holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Article Four, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

              (b) Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. Any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

               (c) Each reference in this Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as applicable, are entitled.

         (iv) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock (and, for the avoidance of doubt, such distribution shall be irrespective of the difference in voting rights between such classes of stock). For purposes of this paragraph (B)(iv), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other Persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (v) (a) Prior to the date on which shares of Class B Common Stock are transferred to (1) Trilogy, Inc. or (2) the holders of shares of common stock, par value $.000002 per share ("Trilogy Parent Common Stock") of Trilogy, Inc. or holders of stock of the Class B Transferee (as defined in paragraph (B)(v)(b) below) in a Tax-Free Spin-Off (as defined in paragraph
     (B)(v)(b) below), each record holder of shares of Class B Common Stock may from time to time convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to Persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such Person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as set forth in paragraph (B)(v)(b) below.

               (b) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Trilogy Software, Inc., Trilogy, Inc., any affiliate of Trilogy, Inc. or, as set forth below in this paragraph (B)(v)(b), by the Class B Transferee or any subsidiary of the Class B Transferee. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (1) in any transfer effected in connection with a distribution of Class B Common Stock as a spin-off, split-up or split-off to holders of Trilogy Parent Common Stock or to holders of stock of the Class B Transferee intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off") or (2) except as otherwise set forth below in this paragraph (B)(v)(b), in any transfer after a Tax-Free Spin-Off. For purposes of this paragraph
          (B)(v), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to holders of Trilogy Parent Common Stock or to holders of stock of the Class B

          Transferee, as the case may be, following receipt of an affidavit described in clauses (6) or (7) of the first sentence of paragraph
          (B)(v)(d) below. Prior to a Tax-Free Spin-Off, shares of Class B Common Stock representing more than a 50 percent of the then outstanding shares of Class B Common Stock transferred by Trilogy Software, Inc., Trilogy, Inc. or any affiliate of Trilogy, Inc. in a single transaction to one Person who is not an affiliate of Trilogy, Inc. (together with its successors, the "Class B Transferee") or any subsidiary of the Class B Transferee shall not automatically convert to Class A Common Stock upon the transfer of such shares. Any shares of Class B Common Stock retained by Trilogy Software, Inc., Trilogy, Inc. or an affiliate of Trilogy, Inc. following any such transfer of shares of Class B Common Stock to the Class B Transferee shall automatically convert into shares of Class A Common Stock upon such transfer.

                   In the event of a Tax-Free Spin-Off, shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to holders of Trilogy Parent Common Stock or of the Class B Transferee, as the case may be, in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, Trilogy Software, Inc. or the Class B Transferee, as the case may be, delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that such conversion could adversely affect the ability of Trilogy Software, Inc. or the Class B Transferee, as the case may be, to obtain a favorable ruling from the Internal Revenue Service (the "IRS") that the distribution would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless Trilogy Software, Inc. or the Class B Transferee, as the case may be, delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, prior to such anniversary to the effect that such vote could adversely affect the status of the Tax-Free Spin-Off (including without limitation the ability to obtain a favorable ruling from the IRS); if such opinion is so delivered, such vote shall not be held and the shares of Class B Common Stock shall not convert into shares of Class A Common Stock until approval of such conversion can be submitted to a vote of the holders of the Common Stock without adversely affect the ability of Trilogy Software, Inc. or the Class B Transferee, as the case may be, to obtain a favorable ruling from the IRS that the distribution would be a Tax-Free Spin-Off under the Code. At the meeting of stockholders called for such purpose, each holder of Common Stock shall be entitled to one vote (irrespective of the voting rights provided for such shares under paragraph (B)(iii)(a)) in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes, on the per share voting basis provided in the preceding sentence, entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

                    The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to all holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class postage prepaid, to each holder of record of the Common Stock at such holder's address as it appears on the transfer books of the Corporation; provided, further, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:


                    (1) the automatic conversion date;

                    (2) that all outstanding shares of Class B Common Stock are automatically converted;

                    (3) the place or places where certificates for such shares are to be surrendered for conversion; and

                    (4) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.


                   Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such Persons shall be entitled to receive when paid dividends, if any, declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (B)(v)(f) below.

               (c) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (1) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (B)(v)(d) below, and under no other circumstances, or (2) convert any or all of such shares into shares of Class A Common Stock as provided in paragraph (B)(v)(a) above. Prior to a Tax-Free Spin-Off, no one other than those Persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of Common Stock of the Corporation which are reclassified into shares of Class B Common Stock, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (B)(v)(d) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock,

                    Holders of shares of Class B Common Stock may at any and all times transfer to any Person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

               (d) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                    (1) an affidavit from Trilogy Software, Inc. or Trilogy, Inc., as the case may be, stating that such certificate is being presented to effect a transfer of such shares to an affiliate of Trilogy, Inc.; or

                    (2) an affidavit from Trilogy Software, Inc. or Trilogy, Inc., as the case may be, stating that such certificate is being presented to effect a transfer by any affiliate of Trilogy, Inc. of such shares to Trilogy Software, Inc., Trilogy, Inc. or another affiliate of Trilogy, Inc.; or

                    (3) an affidavit from Trilogy Software, Inc. or Trilogy, Inc., as the case may be, stating that such certificate is being presented to effect a transfer by Trilogy Software, Inc., Trilogy, Inc. or any affiliate of Trilogy, Inc. of such shares to the Class B Transferee or a subsidiary of the Class B Transferee as contemplated by paragraph (B)(v)(b); or

                    (4) an affidavit from the Class B Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to a subsidiary of the Class B Transferee; or

                    (5) an affidavit from the Class B Transferee stating that such certificate is being presented to effect a transfer by any Subsidiary of the Class B Transferee of such shares to the Class B Transferee or another subsidiary of the Class B Transferee; or

                    (6) an affidavit from Trilogy, Inc. stating that such certificate is being presented to effect a transfer by Trilogy, Inc. of such shares to the holders of Trilogy Parent Common Stock in connection with a Tax-Free Spin-Off; or

                    (7) an affidavit from the Class B Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to the stockholders of the Class B Transferee in connection with a Tax-Free Spin-Off.


                    Each affidavit of a record holder furnished pursuant to this paragraph (B)(v)(d) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                    If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a Person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (B)(v)(d), then such Person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself or herself, of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                    If such shares of Class B Common Stock shall improperly have been registered in the name of such a Person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such Person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (1) such Person or transferee shall be deemed to have elected to treat the endorsement on (or Instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such Person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (2) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such Person or transferee of the shares of Class A Common Stock issuable upon conversion, and (3) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                   In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph (B)(v), or shall determine that a Person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. Without limiting the generality of the preceding sentence, an unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions,

               (e) Prior to the occurrence of a Tax-Free Spin-Off, each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:


               "The shares of Class B Common Stock represented by this certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in paragraph (B)(v)(d) of Article Four of the Certificate of Incorporation of this corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (B)(v)(d) of said Article Four is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                    Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (B)(v)(e).

               (f) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph (B)(v), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

               (g) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A

          Common Stock pursuant to or as permitted by the provisions of this paragraph (B)(v), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                    The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

               (h) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (B)(v) or in connection with the making of any determination referred to in this paragraph (B)(v):

                    (1) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (B)(v)(f) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                    (2) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

               (i) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of

          Class B Common Stock pursuant to this paragraph (B)(v), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (vii) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Certificate of Incorporation, In a Preferred Stock Designation or as otherwise expressly required by applicable law.

          (viii) No stockholder shall be entitled to exercise any right of cumulative voting.

          (ix) Immediately upon the effectiveness of this Restated Certificate of Incorporation, each share of common stock of the Corporation not owned by Trilogy Software, Inc., par value $.01 per share, issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as one share of Class A Common Stock and each share of common stock of the Corporation owned by Trilogy Software, Inc., par value $.01 per share, issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as one share of Class B Common Stock. Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $.01 per share, shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, to which such holder is entitled as a result of the changes in the common stock effected by the preceding sentence (the "Reclassification"). Until surrendered and exchanged in accordance herewith, each certificate that, immediately prior to such effectiveness, represented common stock shall represent the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, to which the holder is entitled as a result of the Reclassification.

     (C) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter, along with any similar designation relating to any other class or series of stock which may hereafter be authorized, referred to as a "Preferred Stock

Designation," each of which shall be part of this Certificate of Incorporation), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The designation of the series, which may be by distinguishing number, letter or title.

          (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

          (iv) The conditions upon which and dates at which dividends, if any, shall be payable, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock.

          (v) The redemption rights and price or prices, if any, for shares of the series.

          (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (viii) Whether the shares of the series shall be convertible into shares of any class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (ix) Restrictions on the issuance (or reissuance) of shares of the same series or of any other class or series.

          (x) The voting rights, if any, of the holders of shares of the series.

     (D) Record Holders. The Corporation shall be entitled to treat the person or entity in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person or entity, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     (E) No Preemptive Rights. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether now or hereafter authorized, and whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

          SECOND: The Board approved the foregoing amendment(s) by written consent pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and directed that such amendment(s) be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

          THIRD: The stockholders of the Corporation entitled to vote thereon approved the foregoing amendment(s) by written consent pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the President and the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury, do each hereby declare and certify that this act and deed of the Corporation, and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment to the Certificate of Incorporation as of this 28th of January, 1999.



                              pcOrder, com, Inc.



                              By: /s/ Christina C. Jones
                                 _____________________________
                              Name: Christina C. Jones
                              Title:  President


Attest:

By: /s/ James J. Luttenbacher
   ______________________________
Name: James J. Luttenbacher
Title: Secretary